Exhibit 21.1

LIST OF SUBSIDIARIES

The following is a list of all our subsidiaries and their jurisdiction of incorporation as of December 31, 2005.

Entity	Jurisdiction
ACA Holding, L.L.C.	Delaware
ACA Solutions, Ltd.	Bermuda
ACA Assurance, Ltd.	Bermuda
ACA Financial Guaranty Corporation	Maryland
ACA Service L.L.C.	Delaware
ACA Risk Solutions, L.L.C.	Delaware
ACA Intermediary, L.L.C.	New York
ACA Risk Structures, L.L.C.	Delaware
ACA Securities, L.L.C.	Delaware
ACA Financial Assets, L.L.C.	Delaware
ACA Management, L.L.C.	Delaware
ACA CDS 2001-1, L.L.C.	Delaware
ACA CDS 2002-1 Funding, Limited	Cayman Islands
ACA ABS 2002-1 Funding, Limited	Cayman Islands
ACA Credit Products 2002-A, L.L.C.	Delaware
ACA Credit Products 2002-B, L.L.C.	Delaware
ACA Credit Products 2003-A, L.L.C.	Delaware
ACA CDS 2002-2, L.L.C.	Delaware
ACA Credit Products 2003-B, L.L.C.	Delaware
ACA Credit Products 2003-C, L.L.C.	Delaware
ACA Credit Products 2003-D, L.L.C.	Delaware
ACA Credit Products 2003-E, L.L.C.	Delaware
ACA Credit Products 2003-F, L.L.C.	Delaware
ACA ABS 2003-1 Funding, Limited	Cayman Islands
ACA ABS 2003-2 Funding, Limited	Cayman Islands
ACA ABS 2003-3 Funding, Limited	Cayman Islands
ACA Credit Products 2003-G, L.L.C.	Delaware
ACA Credit Products 2003-H, L.L.C.	Delaware
ACA Credit Products 2003-I, L.L.C.	Delaware
ACA Credit Products 2003-J, L.L.C.	Delaware
ACA Credit Products 2003-K, L.L.C.	Delaware
ACA Credit Products 2003-L, L.L.C.	Delaware
ACA Credit Products 2003-M, L.L.C.	Delaware
ACA Credit Products 2003-N, L.L.C.	Delaware
ACA Credit Products 2003-O, L.L.C.	Delaware
ACA Credit Products 2004-A, L.L.C.	Delaware
ACA Credit Products 2004-B, L.L.C.	Delaware
ACA Credit Products 2004-C, L.L.C.	Delaware
ACA Credit Products 2004-D, L.L.C.	Delaware
ACA Credit Products 2004-E, L.L.C.	Delaware
ACA Weather Products 2003-1, Limited	Cayman Islands
ACA Credit Products 2004-F, L.L.C.	Delaware
ACA Credit Products 2004-G, L.L.C.	Delaware
ACA Credit Products 2004-H, L.L.C.	Delaware
ACA Credit Products CBNA3, L.L.C.	Delaware
ACA Credit Products 2004-J, L.L.C.	Delaware
ACA Credit Products 2004-K, L.L.C.	Delaware

Entity	Jurisdiction
ACA Credit Products - CBNA 1, L.L.C.	Delaware
ACA Credit Products - NI, L.L.C.	Delaware
ACA Credit Products 2004 - GCM, L.L.C.	Delaware
ACA Parliament Funding, L.L.C.	Delaware
ACA Credit Products - CCMC, L.L.C.	Delaware
ACA Credit Products - Alpha, L.L.C.	Delaware
ACA Credit Products - CA, L.L.C.	Delaware
ACA Credit Products - Matterhorn, L.L.C.	Delaware
ACA Credit Products - JPM, L.L.C.	Delaware
ACA Credit Products - CAN, L.L.C.	Delaware
ACA Credit Products -BC, L.L.C.	Delaware
ACA Credit Products - NB, L.L.C.	Delaware
ACA Credit Products - CBNA 2, L.L.C.	Delaware
ACA Credit Products 2004-Y, L.L.C.	Delaware
ACA ABS 2005-1 Funding, Limited	Cayman Islands
ACA Credit Products - Zugspitze, L.L.C.	Delaware
ACA Credit Products - BA, L.L.C.	Delaware
ACA Credit Products - Monch, L.L.C.	Delaware
ACA Credit Products - Eiger, L.L.C.	Delaware
ACA Credit Products MON, L.L.C.	Delaware
ACA Credit Products - ABN AMRO, LLC	Delaware
ACA Credit Products - DK, L.L.C.	Delaware
ACA Credit Products - GSH, L.L.C.	Delaware
ACA Credit Products - ML, L.L.C.	Delaware
ACA LIHTC Management, L.L.C.	Delaware
BR-1998, L.L.C.	Delaware
ACA Credit Products 2005-K, L.L.C.	Delaware
ACA Credit Products 2005-L, L.L.C.	Delaware
ACA Credit Products 2005-M, L.L.C.	Delaware
ACA Credit Products 2005-N, L.L.C.	Delaware
ACA Credit Products 2005-O, L.L.C.	Delaware